Exhibit 99.1

           Gladstone Investment Corporation Reports Financial Results for the Three Months Ended September 30, 2005


     MCLEAN, Va.--(BUSINESS WIRE)--Nov. 9, 2005--Gladstone Investment Corp. (NASDAQ:GAIN) (the "Company") today announced earnings for the three months ended September 30, 2005 and for the period June 22, 2005 (commencement of operations) to September 30, 2005.
     Net Investment Income for the quarter ended September 30, 2005 was $1,412,906 or $0.09 per basic and diluted weighted average common share outstanding and $1,432,706 or $0.09 per basic and diluted weighted average common share outstanding for the period of June 22, 2005 (commencement of operations) to September 30, 2005.
     Unless otherwise noted, all per share references are per basic and diluted weighted average common share outstanding.
     Net Increase in Net Assets Resulting from Operations for the three months ended September 30, 2005 was $1,476,732 or $0.09 per share. The Net Increase in Net Assets Resulting from Operations for the period June 22, 2005 (commencement of operations) to September 30, 2005 was $1,496,532 or $0.09 per share.
     The Company also recorded net unrealized appreciation on its investments of $63,826 for the three months ended September 30, 2005 and for the period June 22, 2005 (commencement of operations) to September 30, 2005.
     Total assets were $230,961,222 at September 30, 2005. Net asset value was $230,753,412 or $13.93 per actual common share outstanding at September 30, 2005.
     During the three months ended September 30, 2005 and for the period June 22, 2005 (commencement of operations) to September 30, 2005, the Company recorded the following activity:

     -- New loans of approximately $40.5 million to eight companies, net of principal repayments

     At September 30, 2005, the Company had investments in debt securities in eight private companies having an aggregate cost balance of approximately $40.5 million and a fair value of approximately $40.6 million.
     Subsequent to September 30, 2005, the Company purchased an additional $5.0 million of loan participations.
     Results reported today for investment income and operating expenses are not expected to be indicative of future operating performance. In particular, the Company expects investment income to increase in future periods, as compared to the three months ended September 30, 2005 and the period June 22, 2005 (commencement of operations) to September 30, 2005, as a result of the investment of the net proceeds from the initial public offering and as investments are made in portfolio company securities that the Company expects will yield a greater return than the cash and cash equivalents in which the vast majority of the net proceeds of the Company's initial public offering are currently invested.
     "We have seen a significant increase in opportunities presented to us, since the fund was launched in June. We believe that our investment activity is ramping up yielding positive results for our shareholders through monthly dividend payments," said Chip Stelljes, President and Chief Investment Officer.
     In October, the Company announced that the Board of Directors had declared its cash dividends of $0.04 per common share for each of the months of October, November and December 2005. This represents a 100% increase in the monthly dividend of $0.02 per common share paid for the months of July, August and September 2005.
     Gladstone Investment will have a conference call at 9:30 am EDT, November 10, 2005. To enter the call please dial (866) 814-1914 and use the confirmation code 799205. An operator will monitor the call and set a queue for questions. To hear the replay of the call please dial (888) 266-2081 and use the confirmation code 799205. The conference call will also be broadcast on the internet through a link on Gladstone Investment's web site and www.InvestorCalendar.com.
     Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.
     For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

     This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's prospectus dated June 22, 2005, as filed with the Securities and Exchange Commission on June 23, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   GLADSTONE INVESTMENT CORPORATION
                  STATEMENT OF ASSETS AND LIABILITIES
                              (UNAUDITED)

                                           September 30,   March 31,
                                               2005          2005
                                           ------------- -------------

ASSETS
Cash                                       $  6,132,099  $      3,636
Investments at fair value (Cost 9/30/2005:
 $40,507,884)                                40,571,710             -
Cash equivalents                            183,841,923             -
Interest receivable                             106,434             -
Prepaid insurance                               211,450             -
Prepaid directors fees                           84,000             -
Deferred offering costs                               -        47,864
Other assets                                     13,606             -
                                           ------------- -------------
TOTAL ASSETS                               $230,961,222  $     51,500
                                           ============= =============


LIABILITIES
Accounts payable                           $     32,071  $          -
Administration fee payable to Gladstone
 Administration                                  77,962             -
Base management fee payable to Gladstone
 Management                                      67,434             -
Loan payable to affiliate                             -        50,000
Accrued expenses                                 30,343             -
                                           ------------- -------------
Total Liabilities                               207,810        50,000
                                           ------------- -------------
NET ASSETS                                 $230,753,412  $      1,500
                                           ============= =============

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000
 shares authorized and 16,560,100 and 100
 shares issued and outstanding,
 respectively                              $     16,560  $          -
Capital in excess of par value              230,233,926         1,500
Net unrealized appreciation of investment
 portfolio                                       63,826             -
Undistributed net investment income             439,100             -
                                           ------------- -------------
Total Net Assets                           $230,753,412  $      1,500
                                           ============= =============
Net assets per share                       $      13.93  $      15.00
                                           ============= =============




                   GLADSTONE INVESTMENT CORPORATION
                        STATEMENT OF OPERATIONS
                              (UNAUDITED)

                                                     For the period
                                                      June 22, 2005
                                   For the three     (Commencement of
                                    months ended      Operations) to
                                 September 30, 2005 September 30, 2005
                                 ------------------ ------------------

INVESTMENT INCOME
  Interest income - investments  $         193,578  $         193,578
  Interest income - cash and cash
   equivalents                           1,613,012          1,661,210
                                 ------------------ ------------------
       Total investment income           1,806,590          1,854,788
                                 ------------------ ------------------

EXPENSES
  Administration fee to
   Gladstone Administration                 77,962            105,045
  Base management fee to
   Gladstone Management                     92,108             92,108
  Directors fees                            52,000             52,000
  Insurance                                 42,478             42,478
  Organizational costs                       7,002              7,002
  Professional fees                         66,302             66,302
  Stockholder related costs                 42,903             43,538
  Interest                                       -                378
  General and administrative                12,929             13,231
                                 ------------------ ------------------
       Total expenses                      393,684            422,082
                                 ------------------ ------------------
NET INVESTMENT INCOME                    1,412,906          1,432,706
                                 ------------------ ------------------

Unrealized appreciation of
 investment portfolio                       63,826             63,826

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS
 (Refer to Note 5)               $       1,476,732  $       1,496,532
                                 ================== ==================

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS PER
 COMMON SHARE:
    Basic and Diluted            $            0.09  $            0.09
                                 ================== ==================

SHARES OF COMMON STOCK
 OUTSTANDING:
    Basic and diluted weighted
     average shares                     16,231,404         16,084,900




                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                              (UNAUDITED)

                                                     For the period
                                                      June 22, 2005
                                   For the three     (Commencement of
                                    months ended      Operations) to
                                 September 30, 2005 September 30, 2005
                                 ------------------ ------------------
Per Share Data (1)
------------------
Net proceeds from initial public
 offering (2)                    $           13.90  $           13.95
                                 ------------------ ------------------
Offering costs                                   -              (0.05)
Income from investment
 operations:
  Net investment income                       0.09               0.09
                                 ------------------ ------------------
Total from investment operations              0.09               0.09
                                 ------------------ ------------------
  Distributions                              (0.06)             (0.06)
                                 ------------------ ------------------
Net asset value at end of period $           13.93  $           13.93
                                 ================== ==================

Per share market value at
 beginning of period             $           15.05  $           15.00
Per share market value at end of
 period                                      14.68              14.68
Total Return (3) (4)                         -2.07%             -1.74%
Shares outstanding at end of
 period                                 16,560,100         16,560,100

Ratios/Supplemental Data
------------------------
Net assets at end of period      $     230,753,412  $     230,753,412
Average net assets (5)           $     230,242,643  $     222,716,478
Ratio of expenses to average net
 assets-annualized                            0.68%              0.57%
Ratio of net investment income to
 average net assets-annualized                2.45%              1.93%

(1) Based on actual shares outstanding.

(2) Net of initial underwriting discount of $1.05 per share.

(3) Total return equals the increase of the ending market value over the beginning market value divided by the market value at the beginning of each month.

(4) Amounts are not annualized.

(5) Average net assets calculated from June 22, 2005 (commencement of operations) to September 30, 2005 for the period June 22, 2005 (commencement of operations) to September 30, 2005.



     CONTACT: Gladstone Investment Corporation
              Kelly Sargent, 703-287-5835